Exhibit 10(a)(12)


                      THE BEAR STEARNS COMPANIES INC.
                   AMENDMENT TO CAPITAL ACCUMULATION PLAN


               RESOLVED, that The Bear Stearns Companies Inc. Capital Accumulation Plan for Senior Managing Directors, as amended and restated as of July 1, 1993 and further amended thereafter to and including February 7, 1996 (the "Plan"), by and hereby is amended as follows:


               1. The definition of "Board Committee" in Section 2.1 of the Plan is amended by changing the word
                    "disinterested" to "Non-Employee Directors".

               2. The definition of "Deferral Period" in Section 2.1 of the Plan is amended by deleting that portion of the definition beginning with "(a) in the fifth line through (b)" in the 10th line.

               3.   The definition of "Enrollment Period" in Section
                    2.1 of the Plan is amended by deleting the words "who is not a Reporting Person and" in the fifth and sixth lines and by deleting the following words beginning in the fourteenth line:
                    "Reporting Persons in no event shall an Enrollment Period end less than six (6) months before the beginning of the applicable Deferral Period; provided, further, that with respect to".

               4. Section 4.3 of the Plan is hereby amended by deleting the following proviso in the last three lines of the Section: "provided, however, with respect to Reporting Persons in no event shall an Enrollment Period end less than six months before the beginning of the applicable Deferral Period".

               5. Section 6.5 of the Plan is amended to read as follows:

                    "Special Provisions for Reporting Persons.  If
                     ----------------------------------------
                    required by Rule 16b-3, shares of Common Stock distributed to Participants who are Reporting Persons shall bear an appropriate legend to the effect that such shares of Common Stock may not be transferred for a period of six (6) months after they are credited to the Account of such Participant".











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               RESOLVED, that the foregoing amendments shall be
          subject to stockholder approval at the 1996 Annual Meeting of Stockholders of the Corporation.

               RESOLVED, that the Plan as amended hereby shall be Restated as of the date of approval of the foregoing amendments, together with the applicable amendments adopted on January 18 and February 7, 1996, at the 1996 Annual
          Meeting of Stockholders of the Corporation.









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